Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Provides Monthly Update On Its Workover Activities

HOUSTON, TX /ACCESSWIRE / October 15, 2018 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, today announced a monthly update on its workover activities.

Since closing the Panhandle acquisition in Hutchinson County, Texas, the Company has worked over thirty-nine wells on 4 different leases. The first twenty wells have been restored to production and are currently producing, with the first full month of estimated gross production based on flow tests estimated to total 4,560 MCF and 450 barrels of oil, for projected gross monthly revenues of approximately $60,000 a month (based on current pricing). An additional thirteen wells have recently been restored to production and are based on flow tests estimated to begin producing approximately 750 barrels of oil per month, for additional estimated gross monthly anticipated revenues of approximately $70,000 a month (based on current pricing), when such wells come online, which is expected to occur in November 2018.

The Interim CEO of Camber, Louis G. Schott, noted, “The Company is very excited about the progress and results to date in the Panhandle project.”

Mr. Schott added, “These results do not even include the remaining thirteen workover candidates. This further adds to the Company’s momentum and positions us to better evaluate and acquire other opportunities in the area for development.”

These activities are all consistent with the Company's previously announced growth plans.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.